SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THORATEC CORPORATION

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April 21, 2006

Dear Shareholder:

You are cordially invited to attend the Thoratec Corporation 2006 Annual Meeting of Shareholders to be held on Thursday, May 25, 2006 at 9:00 a.m., Pacific Daylight Time, at our headquarters located at 6035 Stoneridge Drive, Pleasanton, California 94588. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We hope you will be able to attend the Annual Meeting to listen to our report on the status of our business and performance during 2005 and our near-term plans, and to ask any questions you may have.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote in person at the meeting or by sending in your written proxy. Your vote by written proxy will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Thoratec Corporation.

Very truly yours,

Gerhard F. Burbach
President and Chief Executive Officer

Corporate Headquarters
Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588
Tel 925-847-8600 Fax 925-847-8574 www.thoratec.com

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
BOARD OF DIRECTORS STRUCTURE AND COMPENSATION
CODE OF ETHICS AND CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL THREE APPROVAL OF 2006 INCENTIVE STOCK PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS The Compensation and Option Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS The Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.
STOCK PRICE PERFORMANCE GRAPH
AVAILABLE INFORMATION
OTHER MATTERS

THORATEC CORPORATION

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 25, 2006

To the Shareholders of Thoratec Corporation:

NOTICE IS HEREBY GIVEN, that the 2006 Annual Meeting of Shareholders of Thoratec Corporation, a California corporation (“Thoratec” or the “Company”), will be held on Thursday, May 25, 2006 at 9:00 a.m., Pacific Daylight Time, at our headquarters located at 6035 Stoneridge Drive, Pleasanton, California 94588 for the following purposes:

•	To elect nine directors to serve for the ensuing year and until their successors are elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 30, 2006;

•	To adopt the Thoratec Corporation 2006 Incentive Stock Plan; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 18, 2006 are entitled to notice of, to attend and to vote at the meeting and any adjournments thereof. All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy. If you own shares through a broker, and you wish to attend and vote in person at the meeting, you must obtain from your broker a proxy issued in your name.

For the Board of Directors

David A. Lehman
Vice President, General Counsel and Secretary

Pleasanton, California
April 21, 2006

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET ACCORDING TO THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD.

THORATEC CORPORATION

PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of Thoratec Corporation, a California corporation (“Thoratec” or the “Company”), is furnishing this Proxy Statement to you in connection with our solicitation of proxies to be used at our 2006 Annual Meeting of Shareholders to be held on Thursday, May 25, 2006 at 9:00 a.m., Pacific Daylight Time, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of 2006 Annual Meeting of Shareholders. The Annual Meeting will be held at our headquarters located at 6035 Stoneridge Drive, Pleasanton, California 94588. The telephone number at that address is (925) 847-8600.

The date of this Proxy Statement is April 21, 2006 and it was mailed on or about April 25, 2006 to all shareholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

Shareholders of record at the close of business on April 18, 2006, referred to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 52,658,300 shares of the Company’s common stock (“Common Stock”) were outstanding.

Voting

Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled or, alternatively, distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than nine candidates. However, no shareholder will be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes for that candidate. On all other matters, each share is entitled to one vote on each proposal that properly comes before the Annual Meeting.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the meeting.

Voting by Mail.  By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.  To vote by telephone, please follow the instructions included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. If you received the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on about April 25, 2006.

Voting over the Internet.  To vote over the Internet, please follow the instructions included with your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card. If you received the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on our about April 25, 2006.

Voting in Person.  If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, that is, you hold a share certificate, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares. Contact your broker or other record holder holding the shares for assistance if this applies to you.

Quorum; Abstentions; Broker Non-Votes

The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the record date is required for a quorum at the Annual Meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to shareholders.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote the uninstructed shares on non-routine matters. The proposals to be voted on at the Annual Meeting include both routine matters, such as the election of directors and the ratification of our independent auditors, and non-routine matters, such as the approval of the proposal regarding the Thoratec Corporation 2006 Incentive Stock Plan.

Vote Required

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Each other item to be voted on at the Annual Meeting, including the proposal regarding the Thoratec Corporation 2006 Incentive Stock Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. David A. Lehman, Vice President, General Counsel and Secretary of the Company, has been appointed as the inspector of elections for the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not in and of itself be sufficient to revoke your proxy.

Solicitation of Proxies

The cost of soliciting proxies in connection with this Proxy Statement has been or will be borne by us. In addition to solicitation by mail, we may request that banks, brokers and other custodians, nominees and fiduciaries send Proxy Statements to the beneficial owners of Common Stock and secure their instructions as to consent. We may reimburse these banks, brokers and other custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Some of our directors, officers and other employees may, without additional compensation, solicit proxies personally, or by telephone, facsimile or e-mail. We have also engaged Morrow & Co., Inc., an outside proxy solicitor, to assist us in soliciting proxies in conjunction with the Annual Meeting. We estimate the cost of the outside proxy solicitation services will be $18,000.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our Annual Report and Proxy Statement to any household at which two or more Thoratec shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both our shareholders and us. It reduces the volume of duplicate information received at a shareholder’s house and helps reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker or other nominee record holder. We can also deliver a separate copy of either our Annual Report or Proxy Statement to any shareholder upon either written request to Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Corporate Secretary, or upon oral request by calling (925) 847-8600. Similarly, if you share an address with another Thoratec shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions. In addition, copies of our SEC filings and certain other submissions are made available free of charge on the investor relations page of our website at www.thoratec.com as soon as practicable after electronically filing or furnishing these documents with the SEC.

Deadline for Receipt of Shareholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of our shareholders that they intend to present at our 2007 annual meeting of shareholders must be received by us no later than December 22, 2006 in order to be included in the proxy statement and form of proxy relating to that meeting. Shareholders who wish to submit a proposal or a nomination for director that is not to be included in the Company’s proxy statement and form of proxy for the 2007 annual meeting must ensure that such proposal or nomination is received by the Company not later than February 24, 2007, nor earlier than January 25, 2007. The submission of a shareholder proposal does not guarantee that it will be included in Thoratec’s proxy statement or form of proxy card. Shareholders are also advised to review the Company’s By-Laws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

BOARD OF DIRECTORS STRUCTURE AND COMPENSATION

Structure and Committees

The current members of our Board of Directors (the “Board”) are J. Donald Hill, M.D., Gerhard F. Burbach, Howard E. Chase, J. Daniel Cole, Neil F. Dimick, D. Keith Grossman, William M. Hitchcock, George W. Holbrook, Jr., and Daniel M. Mulvena. Dr. Hill serves as Chairman of the Board. The Board held a total of seven meetings during our 2005 fiscal year, which ended on December 31, 2005. During the 2005 fiscal year, the Board had an Audit Committee, a Compensation and Option Committee, an Executive Committee, and a Nominating and Corporate Governance Committee. The Board dissolved the Executive Committee in November 2005. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served. While the Company encourages all members of the Board to attend the annual meetings of shareholders, there is no formal policy as to their attendance at annual meetings. All of the members of the Board attended the 2005 Annual Meeting of Shareholders.

The Board has determined that each of the current directors standing for re-election is an independent director, except for Gerhard F. Burbach, who serves as our President and Chief Executive Officer, and D. Keith Grossman, who served as our President and Chief Executive Officer until January 2006. The Board annually evaluates the independence of its members. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. In making its determination, the Board considers business and other applicable relationships in accordance with the director independence standards of the Nasdaq Stock Market, Inc. (“NASDAQ”), as currently in effect. The Board has also determined that all members of all of the Board’s committees are independent of the Company under the director independence standards of NASDAQ. In addition, our independent directors meet in regularly scheduled executive sessions throughout the year.

Audit Committee

The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and selects our independent auditors. This committee operates under a written charter adopted by our Board. The Audit Committee reviews and reassesses the charter at least annually, and the charter was last amended in February 2006. A copy of this amended and restated charter is included as Appendix A to this Proxy Statement. The members of this committee are Messrs. Cole, Dimick and Hitchcock, with Mr. Dimick serving as Chairman.

The Board has determined that one member of the Audit Committee, Chairman Neil Dimick, is an “audit committee financial expert,” as that term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. As described above, Mr. Dimick is an independent director. Our Audit Committee met ten times during our 2005 fiscal year. The purpose of our Audit Committee includes:

•	Overseeing our accounting and financial reporting process;

•	Overseeing the audits of our financial statements;

•	Overseeing our relationship with our independent auditors; and

•	Overseeing our system of internal controls.

In discharging its duties, our Audit Committee, among its other duties:

•	Recommends to the Board the selection of the independent auditors and their compensation, evaluates the independent auditors and, where appropriate, recommends the replacement of the independent auditors;

•	Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent the independent auditors or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

•	Meets quarterly with management and the independent auditors to review and discuss the quarterly financial statements;

•	Reviews significant changes to our accounting principles and practices proposed by the independent auditors or management;

•	Meets with management and the independent auditors to review and discuss reports on the adequacy and effectiveness of our internal controls; and

•	Reviews and approves all related party transactions.

Compensation and Option Committee

Our Compensation and Option Committee met five times during our 2005 fiscal year. The members of this committee are Messrs. Holbrook and Mulvena and Dr. Hill, with Mr. Mulvena serving as Chairman. Our Compensation and Option Committee:

•	Reviews compensation and benefits for our employees generally and for our senior executives specifically, and makes recommendations to the full Board; and

•	Has authority to grant stock options under our 1997 Stock Option Plan, and equity-based awards under the Thoratec Corporation 2006 Incentive Stock Plan if the plan is approved by shareholders at the Annual Meeting, to officers, employees and consultants.

Executive Committee

Our Executive Committee was formed in December 2004, met one time during our 2005 fiscal year and was dissolved in November 2005. The members of this committee were Messrs. Chase and Dimick and Dr. Hill, with Dr. Hill serving as Chairman. Our Executive Committee served as a resource for the Board and the President and Chief Executive Officer with respect to strategic planning and major business issues of the Company, including the transition of the Chief Executive Officer position.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee met two times during our 2005 fiscal year. The members of this committee are Messrs. Chase, Cole and Hitchcock, with Mr. Cole serving as Chairman. The purpose of the Corporate Governance and Nominating Committee is to:

•	Identify and approve individuals qualified to serve as members of the Board;

•	Select director nominees for the next annual meeting of shareholders;

•	Develop and recommend to the Board corporate governance guidelines; and

•	Provide oversight with respect to corporate governance and ethical conduct.

Board Compensation

Directors who are employees of Thoratec do not receive additional compensation for serving on the Board or its committees. Directors who are not employees of Thoratec receive compensation for Board service. As of the date of the Annual Meeting, all non-employee directors receive a $25,000 annual retainer and $1,500 for each quarter in which the director attends one or more Board meetings. Each member of the Audit Committee will receive a $1,000 annual retainer and $1,500 for each quarter in which the committee member attends one or more Audit Committee meetings. Each member of the Compensation and Option Committee and Corporate Governance and Nominating Committee will receive a $1,000 annual retainer and $1,000 for each quarter in which a committee member attends one or more Compensation and Option Committee meetings and Corporate Governance and Nominating Committee meetings, respectively. In addition to the annual Board retainer, the Chairman of the Board receives a $15,000 annual retainer. In lieu of the annual Audit Committee retainer, the Chairman of the Audit Committee receives a $15,000 annual retainer, in lieu of the annual Compensation and Option Committee retainer, the Chairman of the Compensation and Option Committee receives a $10,000 annual retainer, and in lieu of the Corporate Governance and Nominating Committee retainer, the Chairman of the Corporate Governance and Nominating Committee receives a $5,000 annual retainer.

Non-employee directors were eligible to participate in our 1996 Nonemployee Directors Stock Option Plan (the “Directors Option Plan”), which terminated by its terms in February 2006. The Directors Option Plan provided for the automatic grant of nonqualified stock options to our directors who are not employees of our Company or any parent or subsidiary of our Company and who have not been employees of the Company or any parent or subsidiary of the Company in the previous 12 months (the “Eligible Outside Directors”). Each person who was newly elected or appointed as an Eligible Outside Director was granted an option to purchase 15,000 shares of Common Stock on the effective date of such initial election or appointment (the “Initial Grant”). Each Eligible Outside Director generally was granted an option to purchase 7,500 shares of Common Stock in quarterly installments beginning on the date of the first meeting of the Board following the annual meeting of shareholders (the “Annual Grant”). As of April 1, 2006, options to purchase 310,582 shares were outstanding under the Directors Option Plan. The exercise price of the options granted under the Directors Option Plan in all cases is equal to the fair market value of the Common Stock on the grant date. Each option granted pursuant to the Directors Option Plan expires five years after the date of grant or three months after the termination date of the director’s service on the Board, whichever is earlier. Each option granted under the Directors Option Plan is exercisable immediately after the date of grant. The Board may waive any or all the directors’ fees in any given year and have the exercise price of options granted under the Directors Option Plan reduced by the amount of the fees so waived.

Because the Directors Option Plan has terminated, no additional options will be granted to the Eligible Outside Directors under that plan. Instead, if the Thoratec Corporation 2006 Incentive Stock Plan is approved by the shareholders at the Annual Meeting, as more fully described in Proposal Three of this Proxy Statement, then Initial Grants and Annual Grants to Eligible Outside Directors will be made under this plan. The Initial Grant will consist of 7,000 shares of restricted Common Stock that will vest in four equal annual installments beginning on the one year anniversary of the grant. The Annual Grant will consist of 5,000 shares of restricted Common Stock that will vest in four equal annual installments beginning on the one year anniversary of the grant. The Initial Grant and Annual Grants will be made at no cost to the Eligible Outside Directors.

For their service on the Board and committees of the Board during fiscal 2005, Dr. Hill and Messrs. Chase, Cole, Dimick, Hitchcock, Holbrook and Mulvena received compensation of $35,000, $70,000, $33,250, $32,250, $30,500, $27,000 and $51,000, respectively. Included in the compensation for Messrs. Chase and Mulvena was $44,000 and $22,000, respectively, of fees to compensate them for the extraordinary time and efforts dedicated by each of them related to the coordination and implementation of Mr. Grossman’s resignation as President and Chief Executive Officer of the Company. Each Eligible Outside Director was granted options to purchase 1,875 shares of Common Stock on February 24, 2005, May 24, 2005, August 18, 2005 and November 17, 2005, with an exercise price of $11.80 per share, $14.91 per share, $15.45 per share and $18.99 per share, respectively.

CODE OF ETHICS AND CORPORATE GOVERNANCE

We have adopted a Code of Ethics that applies to all of our directors, officers and employees, and which meets the requirements of Item 406 of Regulation S-K of the Exchange Act. Our Code of Ethics is available on our website at www.thoratec.com. The code covers topics, including but not limited to, potential conflicts of interest, compliance with applicable governmental laws, rules and regulations and the reporting of violations of the code. Any amendments to the Code of Ethics will be posted on our website. The Board has the sole authority to approve any waiver of the Code of Ethics relating to the activities of any of our senior financial officers, other executive officers and directors. Any waiver of the Code of Ethics for these individuals will be disclosed promptly on Form 8-K or any other means approved by applicable SEC rules and NASDAQ listing standards.

For information on our corporate governance in addition to our Code of Ethics, including the Company’s Compliance Program, the charters approved by the Board for the Audit Committee, the Compensation and Option Committee, and the Corporate Governance and Nominating Committee, and the Audit Committee Complaint Procedures, please visit the Company’s investor relations website at www.thoratec.com, under “Investor Relations — Corporate Governance.”

DIRECTOR NOMINATIONS

Criteria for Nomination to the Board

The Corporate Governance and Nominating Committee considers the appropriate balance of experience, skills and personal characteristics required of Board members, and seeks to insure that at least a majority of the directors are independent under the rules of NASDAQ, and that members of the Company’s Audit Committee meet the financial literacy and other requirements under NASDAQ rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, willingness to devote adequate time to Board duties, the interplay of the candidate’s experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Shareholder Recommendations for Director

The Corporate Governance and Nominating Committee will consider written recommendations for director candidates from shareholders. Any such recommendations should be submitted to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary of the Company, and should include the following information: (a) all information relating to the candidate that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the recommendation and the number of shares of Common Stock which are owned beneficially and of record by the shareholder(s); and (c) appropriate biographical information and a statement as to the qualification of the candidate.

Alternatively, shareholders intending to appear at an annual meeting of shareholders in order to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance and Nominating Committee was not requested to consider the candidate) must comply with the procedures in Section 4(c) of the Company’s By-Laws. Shareholders can obtain a copy of the Company’s By-Laws, without charge, by writing to our Corporate Secretary. Under the Company’s By-Laws, and as described under “Deadline for Receipt of Shareholder Proposals” above, written notice of a nomination must be received by our Corporate Secretary no later than February 24, 2007 in order to be considered at the 2007 annual meeting of shareholders.

Process for Identifying and Evaluating Director Candidates

The process for identifying and evaluating candidates for the Board is initiated by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance and Nominating Committee by reviewing the candidates’ biographical information and qualifications, and by checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Corporate Governance and Nominating Committee. Promising candidates meet with all members of the Board, and based on input from such interviews and the information obtained by the Corporate Governance and Nominating Committee, the committee evaluates which of the prospective candidates are qualified to serve as directors and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, these final prospective candidates. Candidates recommended by the Corporate Governance and Nominating Committee are presented to the Board for selection as nominees to be presented for election by the shareholders or to fill a vacancy.

The Corporate Governance and Nominating Committee evaluates shareholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

Board Nominees for the Annual Meeting

Dr. Hill and Messrs. Burbach, Chase, Cole, Dimick, Grossman, Hitchcock, Holbrook and Mulvena, who are all current members of the Board, are the directors standing for re-election at the Annual Meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with the Board by sending a certified or registered letter to any individual director, group of directors or Board committee c/o the Corporate Secretary of the Company, at the Company’s main business address set forth above. The Corporate Secretary will review the correspondence and forward it to the individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Thoratec’s business and financial operations, policies or corporate philosophy. Communications that are threatening, illegal or similarly inappropriate, and advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to any director or group of directors.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of nine directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, each of whom is presently serving as one of our directors. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom such votes will be cumulated. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified. We do not expect that any nominee will be unable or will decline to serve as a director.

The following table provides information concerning our director nominees, including their ages as of April 21, 2006:

			Director
Name of Nominee	Age	Position with Our Company	Since

J. Donald Hill	69	Director and Chairman of the Board	1976
Gerhard F. Burbach	44	Director, President and Chief Executive Officer	2006
Howard E. Chase	69	Director	1986
J. Daniel Cole	59	Director	1997
Neil F. Dimick	56	Director	2003
D. Keith Grossman	46	Director	1996
William M. Hitchcock	66	Director	1996
George W. Holbrook, Jr.	74	Director	1995
Daniel M. Mulvena	57	Director	1997

There are no family relationships among any of our directors or executive officers.

J. Donald Hill, M.D. has been a director of our Company since our inception. In January 1995, Dr. Hill became Chairman of the Board. Dr. Hill was the director of the Heart Failure, Transplant, Artificial Heart and Circulatory Support Program at California Pacific Medical Center in San Francisco from 1984 to 2003. Dr. Hill became the Surgical Director of the Congestive Heart Failure Program at the University of California at San Francisco in February 2004. Dr. Hill has been a practicing cardiovascular surgeon since 1966.

Gerhard F. Burbach, President, Chief Executive Officer and Director, joined our Company as President and Chief Executive Officer on January 17, 2006. He was elected to the Board at the same time. Mr. Burbach previously served as President and Chief Executive Officer of Digirad Corporation, a provider of solid-state imaging products and services to cardiologist offices, hospitals and imaging centers. Prior to joining Digirad in April 2005, Mr. Burbach served for two years as President and Chief Executive Officer of Bacchus Vascular, Inc., a private interventional device company. Before that, he spent seven years with Philips Nuclear Medicine, starting at ADAC Laboratories, where he spent four years and became President and General Manager of the nuclear medicine division. After Philips Electronics acquired ADAC, Mr. Burbach spent three years as Chief Executive Officer of Philips Nuclear Medicine. Mr. Burbach also spent six years with the consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. Mr. Burbach also serves as a member of the board of directors of Digirad.

Howard E. Chase became a director of our Company in November 1986. He is currently the President and Chief Executive Officer of The Hollandbrook Group, LLC, which provides merger and acquisition consulting services to asset management firms and others. Mr. Chase served as President and Chief Executive Officer of Carret Holdings, Inc. (formerly Matrix Global Investments, Inc.) from June 1999 until December 2001. Mr. Chase served as President and Chief Executive Officer of Trident Rowan Group, Inc. (“TRGI”) from September 1995 to March 1998 and Chairman of the Board of TRGI from March 1998 to December 1999. From 1984 to August 1995,

Mr. Chase was a partner in the law firm of Morrison Cohen Singer & Weinstein, LLP in New York City. He acted as an advisor and as a special counsel to our Company from 1979 to 1995.

J. Daniel Cole became a director of our Company in June 1997. Since March 1997, Mr. Cole has been a general partner of the Spray Venture Fund of Boston. Mr. Cole was President and Chief Operating Officer of SciMed Life Systems Corporation from March 1993 to March 1995, and Senior Vice President and Group President of Boston Scientific Corporation’s vascular business from March 1995 to March 1997. He has also held a number of senior executive positions at Baxter Healthcare Corporation, including President of its Edwards Less Invasive Surgery Division and its Critical Care Division. Mr. Cole also serves as a member of the board of directors of several private companies.

Neil F. Dimick became a director of our Company in October 2003. Mr. Dimick was Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, from August 2001 to May 2002, and served as Senior Executive Vice President and Chief Financial Officer and a director of Bergen Brunswig Corporation and was a member of that board’s finance, investment and retirement committees for more than five years prior to its merger with AmeriSource Health in 2001. Mr. Dimick also spent eighteen years with the audit firm Deloitte & Touche LLP, where he was an audit partner and national director of the firm’s real estate division. Mr. Dimick also serves as a member of the board of directors of Alliance Imaging, Inc., Resources Global Professionals, WebMD Corporation, Emdeon Corporation, and Mylan Laboratories, Inc.

D. Keith Grossman became a director of our Company in February 1996. From January 1996 until January 2006, Mr. Grossman served as our President and Chief Executive Officer. Prior to joining us, Mr. Grossman was a Division President of Major Pharmaceuticals, Inc., from June 1992 to September 1995, at which time it was sold. From July 1988 to June 1992, Mr. Grossman served as the Vice President of Sales and Marketing for Calcitek, Inc., a manufacturer of implantable medical devices and a division of Sulzermedica (formerly Intermedics, Inc.). Prior to 1988, Mr. Grossman held various other sales and marketing management positions within the McGaw Laboratories Division of American Hospital Supply Corporation. Mr. Grossman also serves as a member of the board of directors of Intuitive Surgical, Inc., as well as Acorn Cardiovascular, Incorporated, a private medical technology company.

William M. Hitchcock became a director of our Company in September 1996. Since December 1996, Mr. Hitchcock has served as President and a director of Avalon Financial, Inc. Since 1998, Mr. Hitchcock has served as Principal of Pembroke Financial Partners, a NASD firm. From May 1992 to December 1996, Mr. Hitchcock was President of Plains Resources International Inc., a wholly owned subsidiary of Plains Resources Inc. Mr. Hitchcock also serves as a member of the board of directors of Telx Group, Inc., Strome Group, Inc., and Impulse Devices, Inc.

George W. Holbrook, Jr. became a director of our Company in June 1995. Since 1984, Mr. Holbrook has been the Managing Partner of Bradley Resources Company, a private investment partnership. Mr. Holbrook is a director of ThinGap Corporation, Pluromed, Inc., and Vapore, Inc.

Daniel M. Mulvena became a director of our Company in May 1997. Mr. Mulvena is the founder and owner of Commodore Associates, a consulting company. Mr. Mulvena was Group Vice President Cardiac/Cardiology and a member of the operating committee for Boston Scientific Corporation from February 1992 to May 1995. Prior to that, he was the President and Chief Executive Officer and Chairman of Lithox Systems, Inc. Prior to that, Mr. Mulvena held a number of executive positions, including President of the Implants Division and President of the Cardiosurgery Division, at C.R. Bard, Inc. Mr. Mulvena also serves as member of the board of directors of Zoll Medical Corporation.

Required Vote; Recommendation of the Board

The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under California law. Unless marked to the contrary, proxies received will be voted FOR the nine nominees as the proxy holders determine in order to elect as many of the nine nominees as possible, whether or not by cumulative voting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION TO THE BOARD
OF EACH OF THE NOMINEES PROPOSED ABOVE.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

In accordance with its charter, the Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”), independent auditors, to audit the Company’s consolidated financial statements for fiscal 2006. The Audit Committee is asking the shareholders to ratify the appointment of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 30, 2006.

Deloitte & Touche has served as our independent auditors since our inception. In accordance with standing policy, Deloitte & Touche periodically changes the personnel who work on our audit. In addition to performing the audit of our consolidated financial statements, Deloitte & Touche provided various other services during fiscal years 2005 and 2004. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they wish to do so. Additionally, they will be available to respond to shareholder questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s By-Laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

Fees Paid to Accountants for Services Rendered During Fiscal Year 2005

The fees billed to our Company for the fiscal year ended December 31, 2005 by Deloitte & Touche, along with the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, are presented below.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and January 1, 2005 and fees billed for other services rendered by Deloitte & Touche, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates during those periods. Amounts for fiscal 2004 include only billings received during fiscal 2004 for work related to the fiscal 2004 audit. Amounts for fiscal 2005 include billings received during fiscal 2005 for work related to the fiscal 2004 and fiscal 2005 audits.

	Fiscal Year	Fiscal Year
	2005	2004

Audit Fees	$973,000	$766,000
Audit-Related Fees	619,000	221,000
Tax Fees	—	3,000
All Other Fees	—	5,000

Total	$1,592,000	$995,000

Audit Fees primarily represent amounts paid for the audit of the Company’s annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at non-U.S. locations.

Audit-Related Fees primarily relate to assurance and related services for acquisition due diligence, internal control reviews, and review of regulatory and statutory filings.

Tax Fees are for services related to tax compliance, particularly for employment tax issues related to our foreign operations.

All Other Fees are primarily related to payroll services for our foreign operations.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

It is the policy of the Audit Committee to approve in advance all audit and permissible non-audit services to be provided to the Company by its independent auditors. The Audit Committee may delegate the authority to pre-approve such services to a designated member or members of the Audit Committee, so long as any such delegated approvals are disclosed to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all audit, audit-related, tax and other services provided by Deloitte & Touche for fiscal years 2005 and 2004 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee reviews any non-audit procedures on an ongoing basis to ensure that the rendering of any such services is compatible with maintaining Deloitte & Touche’s independence.

Required Vote; Recommendation of the Board

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 30, 2006. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Deloitte & Touche.

THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S
INDEPENDENT AUDITORS

PROPOSAL THREE

APPROVAL OF 2006 INCENTIVE STOCK PLAN

We are seeking approval from our shareholders of the Thoratec Corporation 2006 Incentive Stock Plan (the “2006 Plan”) that would govern the grant of stock-based awards to our employees, directors and consultants. The Board and the Company believe that approving the 2006 Plan will provide us with a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of the Company’s business in responding to changing circumstances over time and will serve to align the interests of directors, management and employees with those of our public shareholders. The 2006 Plan was unanimously approved by the Board on April 19, 2006. Unless it is approved by our shareholders, the 2006 Plan, by its terms, will not become effective and no awards will be granted under the 2006 Plan. If the 2006 Plan is approved by our shareholders, then the plan will become effective immediately following the Annual Meeting. The full text of the 2006 Plan is included as Appendix B to this Proxy Statement. Below is a summary of certain key provisions of the 2006 Plan, which is qualified in its entirety by reference to the full text of the 2006 Plan.

Required Vote; Recommendation of the Board

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve the 2006 Plan. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the 2006 Plan. Should such approval not be obtained, then the 2006 Plan will not become effective.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF
THE THORATEC CORPORATION 2006 INCENTIVE STOCK PLAN

Purpose of the 2006 Plan

The 2006 Plan will serve as a successor to our 1997 Stock Option Plan (the “1997 Plan”), the 1996 Stock Option Plan (the “1996 Plan”), the Directors Option Plan, and the 1993 Stock Option Plan (the “1993 Plan”). As of April 1, 2006, 7,085,067 shares were subject to outstanding options under these plans, with a weighted average exercise price of $14.49 and a weighted average remaining term of 7.3 years. As of April 1, 2006, 7,910 shares of restricted stock were subject to restricted stock units outstanding under these plans and 277,042 shares of restricted stock subject to remaining restrictions were outstanding under these plans.

Key Terms

The following is a summary of the key provisions of the proposed 2006 Plan.

Plan Term:	Ten years

Eligible Participants:	Employees, officers, directors, and consultants of the Company

Shares Authorized:	2,200,000 shares of Common Stock

Permitted Award Types:	Stock options; restricted stock bonuses; restricted stock purchases; restricted stock units; stock appreciation rights (“SARS”); “stapled” stock option/SARs (each component of such award is exercised to the same degree upon exercise); phantom stock units (payable in cash, stock or a combination); performance share bonuses; and performance share units.

Vesting:	• Options — subject to the determination of the Board, provided that if vesting is based on service with Thoratec, the option will not fully vest in less than 3 years (except in the case of long-term service awards) and if based on performance criteria, the option will not fully vest in less than 1 year.

• Restricted stock bonuses — 1/4 per year for 4 years, unless otherwise determined by the Board, provided if vesting is based on service with Thoratec, the bonus will not fully vest in less than 3 years (except in the case of long-term service awards) and if based on performance criteria, the bonus will not fully vest in less than 1 year.

• Restricted stock units — 1/4 per year for 4 years, unless otherwise determined by the Board, provided if vesting is based on service with Thoratec, the bonus will not fully vest in less than 3 years (except in the case of long-term service awards) and if based on performance criteria, the bonus will not fully vest in less than 1 year.

• All other award types permitted by the 2006 Plan — vesting is subject to the determination of the Board.

Description of the 2006 Plan

Eligibility.  Employees, officers, directors and consultants are eligible to receive awards under the 2006 Plan. As of April 1, 2006, we had approximately 910 employees, officers and directors who would be eligible to receive awards under the 2006 Plan.

Types of Awards.  The types of awards that will be available for grant under the 2006 Plan (described in detail below) are:

•	incentive stock options;
•	non-qualified stock options;
•	restricted stock bonuses;
•	restricted stock purchase rights;
•	stock appreciation rights;
•	phantom stock units;
•	restricted stock units;
•	performance share bonuses; and
•	performance share units.

Share Reserve.  The maximum aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2006 Plan will not exceed two million two hundred thousand (2,200,000) shares. No more than fifty percent (50%) of these shares may be issued as restricted stock bonuses, restricted stock units, phantom stock units, performance share bonuses, or performance share units.

Section 162(m) Limit.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. So that income recognized with respect to options and stock appreciation rights may qualify for full deductibility to the Company under Section 162(m), the 2006 Plan limits awards to individual participants to no more than 350,000 shares of Common Stock subject to options or stock appreciation rights during any fiscal year, except for new employees, who may receive an award of options or stock appreciation rights covering up to an additional 250,000 shares of Common Stock, if such award is in connection with his or her initial service.

Adjustments by our Board of Directors.  The number of shares issued or reserved pursuant to the 2006 Plan, the share limits on grants of options and/or stock appreciation rights to a given participant, and the number of shares and exercise or base price for outstanding awards, is subject to adjustment by our Board on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spinoffs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which we do not receive any consideration.

Administration of the 2006 Plan.  As authorized by the 2006 Plan, our Board has delegated administration of the 2006 Plan to the Compensation and Option Committee, which will act as the plan administrator. The Compensation and Option Committee has the authority to perform the following actions, among others:

•	designate participants in the 2006 Plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, subject to the terms of the 2006 Plan;

•	interpret the 2006 Plan and establish, adopt or revise any rules and regulations to administer the 2006 Plan; and

•	make all other decisions and determinations that may be required under the 2006 Plan.

Options.  The 2006 Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our Common Stock on the date the option is granted. To the extent permitted in his or her option agreement and to the extent permitted by law, an option holder may exercise an option by payment of the exercise price in a number of different ways, including: (1) in cash or by check; (2) pursuant to a “same day sale” program; (3) by the surrender of shares of Common Stock already owned by the option holder; (4) by reduction of our liability to the option holder; or (5) by some combination of the above. The vesting of options will generally be determined by the Board; provided, that if the vesting of an option is based on the option holder’s continuous service, such option will not fully vest in less than three years and if based on performance criteria, such option will not fully vest in less than one year.

Restricted Stock Bonuses and Performance Share Bonuses.  Restricted stock bonuses and performance share bonuses are grants of Common Stock not requiring any monetary consideration, but subject to restrictions, as determined by the plan administrator. Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met. The vesting of restricted stock bonus awards will generally be based on the participant’s continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the plan administrator. If the vesting of a restricted stock bonus award is based on the participant’s continuous service, such restricted stock bonus will not fully vest in less than three years and if based on performance criteria, such restricted stock bonus will not fully vest in less than one year. A performance share bonus award will not fully vest in less than one year. In the event a participant’s continuous service terminates or a participant fails to meet performance criteria, all unvested shares as of the date of termination will be reacquired by us at no cost to us.

Automatic Awards to Non-Employee Directors.  The 2006 Plan provides that in addition to any other awards that non-employee directors may be granted, non-employee directors will automatically be granted restricted stock bonuses as follows:

•	Initial award of 7,000 shares of restricted stock. Such shares will vest in four equal annual installments beginning on the one year anniversary of the date of grant (the effective date of commencement of service as a Board member).

•	Annual award of 5,000 shares of restricted stock. Such shares will vest in four equal annual installments such that the award is fully vested after four years of service as a Board member.

Restricted Stock Purchase Rights.  Restricted stock purchase rights entitle a participant to purchase shares of Common Stock that are subject to conditions determined by the plan administrator. The purchase price will be determined by the plan administrator but will be at least 100% of the fair market value of our Common Stock on the date of such award. Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those restrictive conditions are met. The vesting of restricted stock purchase rights will be determined by the plan administrator for each grant. In the event a participant’s continuous service terminates, we may repurchase all unvested shares as of the date of termination at the same price paid to us by the participant.

Stock Appreciation Rights.  The plan administrator may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right will be at least 100% of the fair market value of our Common Stock on the date of grant. Each stock appreciation right will entitle a participant upon redemption to an amount no more than (a) the excess of (1) the fair market value on the redemption date of one share of Common Stock over (2) the base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being redeemed. To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of shares of Common Stock subject to the concurrently granted option. Payment will be made in shares of Common Stock or in cash, or a combination of both, as determined by the plan administrator.

Phantom Stock Units.  A phantom stock unit is the right to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the plan administrator. Distributions upon redemption of phantom stock units may be in shares of Common Stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the plan administrator.

Restricted Stock Units and Performance Share Units.  The plan administrator may award restricted stock units or performance share units, both of which entitle the participant to receive the value of one share of Common Stock per unit no earlier than the time the unit vests, with delivery of such value (distributed in shares of Common Stock or in cash) as soon as administratively practicable following vesting, unless the Board provides for an election to defer the value of vested units in the award agreement and the participant makes such an election prior to the vesting of any such units. For restricted stock units, vesting will generally be based on the participant’s continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the plan administrator. If the vesting of a restricted stock unit is based on the participant’s continuous service, such restricted stock unit will not fully vest in less than three years and if based on performance criteria, such restricted stock unit will not fully vest in less than one year. A performance share unit will not fully vest in less than one year. In the event a participant’s continuous service terminates or a participant fails to meet performance criteria, the unvested portion of the participant’s restricted stock units and performance share units will expire as of the date of termination.

Transferability.  Unless otherwise determined by the plan administrator or provided for in a written agreement setting forth the terms of an award, awards granted under the 2006 Plan will not be transferable other than by will or by the laws of descent and distribution.

Change of Control.  If a change of control of Thoratec occurs, then the awards issued under the 2006 Plan may be subject to continuation, substitution, exchange for payment or termination.

Acceleration of Vesting.  The Board may accelerate exercisability or vesting of any award granted under the 2006 Plan upon a change of control of Thoratec, or upon the death, disability or termination of service of the participant.

Amendment or Termination.  The Board may amend, suspend or terminate the 2006 Plan in any respect at any time, subject to shareholder approval if such approval is required by applicable law or stock exchange rules. However, no amendment to the 2006 Plan may materially impair any of the rights of a participant under any awards previously granted, without his or her written consent.

Term.  Unless earlier terminated by the Board, the 2006 Plan will expire on May 24, 2016, the day before the tenth anniversary of the date of shareholder approval. No awards will be granted under the 2006 Plan after that date.

Share Price.  On the Record Date, the closing price of our Common Stock on NASDAQ was $17.77 per share.

Certain Federal Income Tax Consequences

The Company believes that, based on the laws as in effect on the date of this Proxy Statement, the following are the principal federal income tax consequences to participants and the Company of options, stock appreciation rights and other types of stock awards granted under the 2006 Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and the Company and does not describe tax consequences based on particular circumstances. State, local and foreign tax laws are not discussed.

When a non-qualified stock option is granted with an exercise price at least equal to the fair market value of the Common Stock, there are no income tax consequences for the option holder or the Company at the time of grant. When a non-qualified stock option is exercised, in general, the option holder recognizes taxable income equal to the excess of the fair market value of the underlying Common Stock on the date of exercise over the aggregate exercise price, known as the “spread.” The Company is entitled to a corresponding tax deduction equal to the taxable income recognized by the option holder for the taxable year that ends with or within the taxable year in which the option holder recognized taxable income on the spread. The tax consequences associated with the grant of restricted stock purchase rights and the purchase of shares under those rights are substantially the same.

When an incentive stock option is granted with an exercise price at least equal to the fair market value of the Common Stock, as required by law, there are no income tax consequences for the option holder or the Company at the time of grant. Generally, the option holder will not incur ordinary income tax, and the Company will not receive a deduction, when the option holder exercises the incentive stock option. However, the option holder may become subject to the alternative minimum tax upon exercise, depending upon the individual’s tax situation.

If the option holder disposes of the underlying Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and at least one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. In that case, the Company is not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the underlying Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income in that tax year equal to the excess of (1) the fair market value of the underlying Common Stock on the date the incentive stock option was exercised or, if less, the amount received on the disposition, over (2) the option price. The Company is then entitled to a deduction equal to the compensation recognized by the option holder for the taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

When a stock appreciation right is granted with an exercise price at least equal to the fair market value of the Company’s Common Stock, there are no income tax consequences for the participant or the Company at the date of grant. When a stock appreciation right is redeemed, in general, the participant recognizes taxable income equal to the cash and/or the fair market value of the shares received upon redemption in an amount equal to the spread. The Company is entitled to a deduction equal to the taxable income recognized by the participant.

When a restricted stock bonus award is granted, if the shares under the award are unvested and subject to the Company’s unvested share reacquisition right upon termination of employment prior to full vesting of those shares, the recipient will not generally recognize any taxable income at the time of the award. As and when the shares vest and the Company’s unvested share reacquisition right lapses, the recipient will have to report as ordinary income an amount equal to the fair market value of the shares on the date such shares vest less any amount paid for the award. Notwithstanding the foregoing, if the recipient receives unvested shares subject to the Company’s unvested share reacquisition right, the recipient may elect under Section 83(b) of the Code to recognize income at the time of the award. In each case, the Company will be entitled to a deduction equal to the taxable income recognized by the recipient for the taxable year that ends with or within the taxable year in which the recipient recognized the income. The tax consequences associated with the other types of full value stock awards, including performance share bonuses, performance share units, restricted stock units, and phantom stock units, are substantially the same.

New Plan Benefits

As of April 21, 2006, no options or stock appreciation rights have been granted and no shares of Common Stock have been issued under the 2006 Plan. The effectiveness of the 2006 Plan is dependent on receiving shareholder approval. The granting of awards under the 2006 Plan to employees, officers and consultants is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group of employees. The granting of restricted stock bonuses to non-employee directors is non-discretionary as described above in the section entitled “Automatic Awards to Non-Employee Directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 1, 2006 by:

•	Each of our directors;

•	Each Named Executive Officer, as defined in the “Executive Compensation” section below;

•	All directors or executive officers as a group; and

•	Each person who is known by us to own beneficially more than 5% of our Common Stock.

	Number of Shares	Percent of Shares
Name and Address(1)	Beneficially Owned(2)	Beneficially Owned(2)

FMRCorp(3)	5,471,689	9.42%
82 Devonshire Street
Boston, MA 02109
Peter R. Kellogg(3)	4,371,500	7.67%
c/o Spear, Leeds & Kellogg
120 Broadway
New York, NY 10271
Massachusetts Financial Services Company(3)	2,860,930	5.16%
500 Boylston Street
Boston, MA 02116
J. Donald Hill(4)	953,253	1.18%
William M. Hitchcock(5)	443,248	*
George W. Holbrook, Jr.(6)	193,674	*
Lawrence Cohen(7)	174,180	*
Jeffrey Nelson(8)	158,735	*
D. Keith Grossman(9)	59,508	*
Daniel M. Mulvena(10)	52,500	*
J. Daniel Cole(11)	50,625	*
Howard E. Chase(12)	45,583	*
Neil F. Dimick(13)	31,875	*
Cynthia Lucchese	5,557	*
Jeffrey McCormick(14)	2,552	*
Gerhard F. Burbach	0	*
Directors and Executive Officers as a
Group (14 persons)(15)	2,320,037	4.22%

*	Less than 1%

(1)	Unless otherwise indicated, the address of the persons set forth above is the address of our Company appearing elsewhere in this Proxy Statement.

(2)	Applicable percentage ownership for each shareholder is based on 52,626,049 shares of Common Stock outstanding as of April 1, 2006, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Beneficial ownership also includes shares of Common Stock subject to options and warrants exercisable or convertible within 60 days of April 1, 2006. Shares of Common Stock subject to outstanding options are deemed outstanding for computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to our knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(3)	The number of shares beneficially owned is based on the named shareholder’s most recent filings with the SEC on Schedule 13G as of December 31, 2005 for each of FMR Corp., Peter R. Kellogg, and Massachusetts Financial Services Company.

(4)	Includes 904,295 shares of Common Stock held by J. Donald Hill Separate Property Living Trust U/A/D 7/23/04 (the “J. Donald Hill Trust”), a separate property trust. Dr. Hill is trustee of the J. Donald Hill Trust. Includes 48,958 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(5)	Includes 47,083 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(6)	Includes 137,216 shares of Common Stock held by Bradley Resources Company, an investment partnership. Mr. Holbrook is a general partner of Bradley Resources Company. Includes 48,958 shares of Common Stock issuable upon exercise of options by Mr. Holbrook within 60 days of April 1, 2006.

(7)	Includes 500 shares held by Mr. Cohen’s son, as to which Mr. Cohen disclaims beneficial ownership. Includes 161,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(8)	Includes 150,400 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(9)	Includes 1,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(10)	Includes 50,625 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(11)	Includes 37,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(12)	Includes 45,583 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(13)	Includes 31,875 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(14)	Includes 2,552 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(15)	Includes 761,737 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2006.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1993 Stock Option Plan, the 1996 Stock Option Plan, the 1996 Nonemployee Directors Stock Option Plan, the 1997 Stock Option Plan, and the 2002 Employee Stock Purchase Plan (the “ESPP”). Each of these equity compensation plans was approved by the Company’s shareholders. The table does not include any shares of Common Stock that may be issued under the Company’s 2006 Plan if approved by the shareholders at the Annual Meeting.

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted-Average	Remaining Available For
	Exercise of	Exercise Price of	Future Issuance Under Equity
	Outstanding Options,	Outstanding Options,	Compensation Plans
	Warrants, and	Warrants, and	(Excluding securities reflected
Plan Category	Rights	Rights	in the first column)

Equity compensation plans approved by security holders	6,445,466	$12.80	2,256,265	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	6,445,466	$12.80	2,256,265

(1)	Includes 87,306 shares available for future issuance under the ESPP as of December 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of such reports received by us, we believe that during the fiscal year ended December 31, 2005 all Section 16(a) filing requirements applicable to our officers, directors and ten percent shareholders were satisfied.

CERTAIN TRANSACTIONS

Indemnification Agreements

Our By-Laws provide for the indemnification by us of our agents, including our directors and officers, to the maximum extent permitted under California law. Our Company also has indemnity agreements with our directors and certain of our officers. These indemnity agreements permit us to indemnify an officer or director to the maximum extent permitted under California law and prohibit us from terminating our indemnification obligations as to acts of any officer or director that occur before the termination. We believe the indemnity agreements assist us in attracting and retaining qualified individuals to serve as directors and officers of our Company. The indemnifications and limitations on liability permitted by our By-Laws and the indemnity agreements are subject to the limitations set forth by California law.

EXECUTIVE COMPENSATION

The following table presents information concerning compensation received by our Company’s chief executive officer as of December 31, 2005 and each of our Company’s four other executive officers during the fiscal year ended December 31, 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

							All Other Compensation
							Life
					Long-Term Compensation		Insurance
					Restricted	Securities	Premiums
	Annual Compensation				Stock	Underlying	Paid by the
Name and Principal Position	Year	Salary	Bonus	Other(1)	Awards	Options	Company(2)	Other
		$	$	$	$	#	$	$

D. Keith Grossman(4)	2005	436,800	751,471	—	—	0	19,329	6,300	(3)
Former President, Chief	2004	420,000	154,581	—	—	126,000	19,962	6,150	(3)
Executive, Officer, and Director	2003	410,577	315,900	—	—	72,000	19,645	6,000	(3)
Jeffrey Nelson	2005	305,000	447,752	—	—	0	1,649	6,300	(3)
President Cardiovascular	2004	266,500	72,288	—	—	84,000	1,808	6,150	(3)
Division	2003	259,904	157,223	—	—	48,000	1,949	4,607	(3)
Lawrence Cohen	2005	272,223	112,700	—	—	0	1,649	5,725	(3)
President International	2004	270,960	91,826	—	—	84,000	1,808	6,150	(3)
Technidyne Corporation	2003	261,692	118,326	—	—	48,000	1,802	6,000	(3)
Cynthia Lucchese(5)	2005	84,000	149,920	—	—	100,000	397	31,216	(6)
Senior Vice President and
Chief Financial Officer
Jeffrey McCormick(7)	2005	133,315	88,960	—	—	0	1,030	3,016	(3)
Corporate Controller	2004	111,920	16,464	—	—	15,310	920	2,751	(3)
	2003	45,000	6,880	—	—	3,015	329	—

(1)	In accordance with the rules of the SEC, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2)	Amount represents premiums paid for term life insurance, AD&D insurance, long-term disability insurance and short-term disability insurance for the benefit of the Named Executive Officer.

(3)	Represents employer contributions to a 401(k) retirement plan.

(4)	Mr. Grossman resigned from the positions of President and Chief Executive Officer of the Company effective as of January 17, 2006.

(5)	Ms. Lucchese commenced employment with us in September 2005. Pursuant to the terms of Ms. Lucchese’s offer letter agreement, she received a signing bonus of $100,000 within 30 days of her hire date.

(6)	Includes $28,946 of relocation expenses and stipend related to Ms. Lucchese relocating from Indiana in order to commence employment with us. Also includes employer contributions to a 401(k) retirement plan of $2,270 in 2005.

(7)	Mr. McCormick was our principal financial officer from January 25, 2005 until September 1, 2005, while we conducted our search for a Chief Financial Officer. Mr. McCormick commenced employment with us in July 2003.

Option Grants

The following table provides information concerning grants of options to purchase Common Stock made to each of the Named Executive Officers during our 2005 fiscal year. No stock appreciation rights were granted to these individuals during fiscal 2005.

Fiscal Year 2005 Option Grants

		Individual Grants(1)				Potential Realized Value
		Number of	Percent of			at Assumed Annual
		Securities	Total Options			Rates of Stock
		Underlying	Granted to	Exercise		Price Appreciation
		Options	Employees	Price	Expiration	for Option Term(2)
Name	Grant Date	Granted(3)	in 2005	($/Sh)	Date	5%	10%

D. Keith Grossman		0
Jeffrey Nelson		0
Lawrence Cohen		0
Cynthia Lucchese	9/06/2005	100,000	18.0%	16.29	9/06/2015	$1,024,469	$2,596,206
Jeffrey McCormick		0

(1)	Options were generally not granted to employees in fiscal year 2005 except for grants to newly hired employees, long-term service grants, and sales performance grants.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of the future price of our Common Stock.

(3)	Options vest in three equal installments over three years commencing one year after the grant date.

Option Exercises and Holdings

The following table presents certain information regarding the value of options exercised during fiscal year 2005 and the value of unexercised stock options held by each of the Named Executive Officers as of December 31, 2005.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year 2005 Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at Fiscal Year End		Fiscal Year End(2)
Name	Exercise(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

D. Keith Grossman	574,325	$5,175,625	259,000	99,000	$1,515,260	$854,460
Jeffrey Nelson	73,100	676,489	130,000	103,500	1,529,200	1,128,390
Lawrence Cohen	85,000	618,867	122,250	84,750	847,515	662,265
Cynthia Lucchese	—	—	0	100,000	0	440,000
Jeffrey McCormick	9,164	44,828	0	9,161	0	69,760

(1)	Calculated by determining the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Calculated for in-the-money options by determining the difference between the fair market value of the securities underlying the options as of December 30, 2005 ($20.69 per share), the last trading day in our 2005 fiscal year, and the exercise price of the options.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

D. Keith Grossman.  On August 16, 2005, we announced that D. Keith Grossman would resign as the Company’s President and Chief Executive Officer effective upon the earlier of the date a replacement Chief Executive Officer was hired and December 31, 2006, which date was the expiration of Mr. Grossman’s amended employment agreement, as described below. In connection with Mr. Grossman’s resignation, we amended and restated, effective August 15, 2005, the employment agreement between the Company and Mr. Grossman dated December 6, 2001. Additionally, we entered into a consulting services agreement with Mr. Grossman dated August 15, 2005. The amended employment agreement provided that Mr. Grossman would remain employed by the Company for a transition period of up to three months following the appointment of the replacement CEO in order to help transition such individual. The amended employment agreement provided that at the end of the transition period Mr. Grossman would receive, in consideration for the delivery of a release of the Company, the salary and bonus to which he would be entitled through December 31, 2006 under his employment agreement prior to amendment. Additionally, at the end of the transition period, all outstanding and unvested stock options would fully vest and all restrictions on all shares of restricted Common Stock held by Mr. Grossman would lapse. Effective January 17, 2006, Gerhard F. Burbach was hired as the President and Chief Executive Officer of the Company and Mr. Grossman resigned from such positions. We agreed with Mr. Grossman to end his transition period as of February 2, 2006. Pursuant to the consulting agreement with Mr. Grossman, he will provide consulting services to the Company through October 2006 in exchange for a consulting fee of $5,000 per month. Mr. Grossman will also receive from February 2, 2006, 18 months of paid COBRA premiums and 18 months of paid premiums on a life insurance policy.

Gerhard F. Burbach.  Mr. Burbach and the Company entered into an employment agreement dated January 13, 2006, pursuant to which Mr. Burbach joined the Company effective January 17, 2006. In accordance with the terms of the employment agreement, Mr. Burbach entered into an at-will employment relationship with the Company providing for annual base salary of $375,000. Mr. Burbach will be eligible for an annual bonus equal to a target amount of 75% of his base salary, subject to the achievement of certain individual and corporate objectives. Mr. Burbach was granted a stock option to purchase 375,000 shares of Common Stock, vesting annually over a four year period. Mr. Burbach will also be granted 50,000 shares of restricted stock in which the restrictions will lapse on the fifth anniversary of Mr. Burbach’s hire date, with one-third of the shares eligible for early lapsing at each of the third and fourth anniversaries of Mr. Burbach’s hire date upon the achievement of certain individual and corporate objectives. The employment agreement also provides that Mr. Burbach will be entitled to severance in the amount of two and one-half times his annual salary and two and one-half times his bonus if he is terminated within eighteen months of a change of control of the Company, or two times his base salary if terminated without cause and not in connection with a change of control.

Named Executive Officers.  In connection with Mr. Grossman’s resignation, the Company entered into employment agreements, each with four year terms, with Jeffrey W. Nelson, President, Cardiovascular Division, and Lawrence Cohen, President, International Technidyne Corporation. Mr. Nelson’s Employment Agreement provides that he will be paid a retention bonus equal to 75% of his base salary twelve months after the execution of his employment agreement provided he is still then employed by the Company. Mr. Nelson will be paid an additional retention bonus equal to 75% of his base salary six months after the hire date of the replacement CEO provided he is still then employed by the Company. Mr. Cohen’s employment agreement provides that he will be paid a retention bonus equal to 62.5% of his base salary twelve months after the execution of his employment agreement provided he is then still employed by the Company. Mr. Cohen will be paid an additional retention bonus equal to 62.5% of his base salary six months after the hire date of the replacement CEO provided he is then still employed by the Company. The employment agreements of Messrs. Nelson and Cohen provide certain separation benefits whereby they will be entitled to severance in the amount of one times their annual base salary if they are terminated without cause or two times their base salary and bonus if they are terminated without cause within eighteen months of a change of control of the Company. These severance benefits contained within the employment agreements of Messrs. Nelson and Cohen replace and supersede the corresponding benefits from the previous separation benefits agreements between the Company and Messrs. Nelson and Cohen. Additionally, pursuant to each employment agreement, any outstanding and unvested stock options will fully vest upon their termination without cause.

Our Company entered into an offer letter agreement with Cynthia Lucchese dated August 1, 2005, pursuant to which Ms. Lucchese has entered into an at-will employment relationship with the Company providing for annual base salary of $260,000 effective September 1, 2005. Ms. Lucchese was granted an incentive stock option to purchase 100,000 shares of Common Stock, vesting annually over a three year period. Ms. Lucchese is entitled to an annual bonus and all other benefits provided to Company executives. Ms. Lucchese may also be entitled to a grant of 25,000 shares of restricted stock in which the restrictions will lapse upon certain specified milestones.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2005, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board or our Compensation and Option Committee. In addition, none of the members of our Compensation and Option Committee was an officer or employee of Thoratec or any of its subsidiaries during fiscal 2005 or was formerly an officer of Thoratec or any of its subsidiaries at any time in the past.

REPORT OF THE COMPENSATION AND OPTION COMMITTEE
OF THE BOARD OF DIRECTORS1

During fiscal 2005, management compensation issues were reviewed by the Compensation and Option Committee, which consisted of Dr. Hill and Messrs. Holbrook and Mulvena. The function of the Compensation and Option Committee is to review and recommend management compensation to the Board. The Compensation and Option Committee met four times during fiscal 2005.

We believe that our ability to achieve the objectives of obtaining regulatory approval for and commercializing our products, and improving profitability, is dependent largely upon our ability to recruit and retain qualified executives with substantive experience in the development, regulatory approval, manufacture, marketing and sale of new medical devices. We are competing for experienced executives within areas where many biotechnology/biomedical/pharmaceutical companies are located. These areas include the San Francisco Bay Area, where our headquarters are located, as well as central New Jersey and the greater Boston area where additional Company operations are located.

We have a policy designed to control the base salaries of our executives while providing sufficient incentives to attract and retain qualified personnel. In accordance with this policy, we strive to set executive base salaries by considering relative contribution of the position to achievement of the Company’s goals and objectives, “market value” as defined by salaries of executives with comparable experience in similar positions, and job-related responsibilities with respect to size of budget, number of subordinates and scope of activities. In general, we strive to set base salaries of new executives at market, which is defined as the average base salary of incumbents in comparable positions. We review surveys of peer group compensation levels and from time to time we engage third party compensation consultants to assist us. The Company’s executive officers also participate in an executive bonus program which awards annual cash bonuses based on the achievement of both individual and corporate performance goals. Additionally, the Company uses its 1997 Stock Option Plan, and will use the 2006 Incentive Stock Plan, if approved by the shareholders, to facilitate recruiting and to retain qualified executives by providing long-term incentives. Typically, new executives are granted stock options as part of their initial employment package. The Company also has separation benefits agreements with certain officers that provide for separation benefits to these officers under certain circumstances.

The Internal Revenue Code of 1986, as amended, includes a provision that denies a deduction to publicly-held corporations for compensation paid to “covered employees” (defined as the chief executive officer and the next four most highly compensated officers as of the end of the taxable year) to the extent that compensation paid to any “covered employee” exceeds $1 million in any taxable year of the corporation. Certain “performance-based” compensation qualifies for an exemption from the limits on deductions. It is our policy to attempt to qualify compensation paid to our top executives for deductibility in order to maximize our income tax deductions, to the extent that so qualifying the compensation is consistent with our fundamental compensation policies. Based upon the Internal Revenue Service’s regulations and compensation paid to our “covered employees” for the 2005 tax year, other than $7.4 million of compensation to Mr. Grossman for 2005 related to bonus and sale of restricted stock and option shares, all compensation paid by our Company in 2005 to such covered employees was deductible by us.

Stock Options and Restricted Stock.  We have determined that stock options and restricted stock awards are important incentives for attracting and retaining qualified personnel, including executive-level personnel.

Executive Incentive Plans.  Annual incentive awards are designed to provide executive officers an additional incentive for achieving the annual performance goals established in the Company’s yearly business plan approved by the Board of Directors. Annual incentive awards to executive officers are awarded and paid under Executive Incentive Plans (“EIP”) for the different divisions of the Company and management levels. Payments under the EIP’s are based on a specified target bonus percentage of the executive officers base salary and are payable based on

1 The Compensation and Option Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

the achievement of two Company-oriented financial goals and the achievement of personal performance objectives individually specified for each executive officer in their EIP. In addition to the target bonus, an executive officer may earn an additional bonus amount if the Company or the executive officer’s division, as applicable, exceeds their target earnings goal. Management presents the various EIPs to us and we review and approve the EIP’s for the executive officers.

Periodic Salary Adjustments.  Generally, executive salaries are reviewed annually, and salary adjustments may be awarded on the basis of increased responsibilities of individual executives over a period of time or the outstanding performance of individual executives as exhibited by consistently high standards in the execution of established duties. Company performance as a whole is a major consideration in our decision to award any salary increases and, to a lesser extent, we also consider general economic conditions and trends.

Chief Executive Officer Compensation.  Compensation for the Chief Executive Officer is determined by the Compensation and Option Committee based on his leadership and achievement of key strategic and regulatory objectives for the year. For the 2005 fiscal year, Mr. Grossman’s salary was increased to $436,800 per year. In addition, based on achievement of all bonus-related objectives and certain overachievement bonus accelerators, Mr. Grossman was awarded a bonus of $751,471 for the 2005 fiscal year. Mr. Grossman was not awarded any option grants or restricted stock during the 2005 fiscal year. As the new Chief Executive Officer of the Company, Mr. Burbach’s base salary for 2006 was set at $375,000.

Summary.  We believe that we have established a program for compensation of our executives which is fair and which aligns the financial incentives for executives with the interests of our shareholders.

Submitted By:
The Compensation and Option Committee

Daniel M. Mulvena, Chairman
J. Donald Hill, M.D.
George W. Holbrook, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS2

The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control and audit process.

Management has primary responsibility for preparing our Company’s financial statements and for our financial reporting process. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with management.

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented.

•	The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence.

•	The Audit Committee has also considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with the auditors’ independence.

Based on the review and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2005 be included in our 2005 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

Submitted By:
The Audit Committee

Neil F. Dimick, Chairman
J. Daniel Cole
William M. Hitchcock

2 The Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on an investment in our Common Stock, the NASDAQ Stock Market Index (U.S. companies only), the NASDAQ Medical Equipment Index, and an index of a peer group of medical device companies similar in size and stage of commercialization to us (the “Peer Group Index”) for the five-year period ended December 30, 2005, the last trading day in our 2005 fiscal year.

The Peer Group consists of the following 9 companies: Abiomed, Inc., American Medical Systems Holdings, Inc., Arrow International, Inc., Cyberonics, Inc., Datascope Corporation, Edwards Lifesciences Corporation, Haemonetics Corporation, Possis Medical, Inc. and Wilson Greatbatch Technologies, Inc.

The graph assumes the value of an investment in our Common Stock and each index was $100 at December 31, 2000 and the reinvestment of all dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THORATEC CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ MEDICAL EQUIPMENT INDEX AND A PEER GROUP

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05

THORATEC CORPORATION	100	155	69	118	95	188
NASDAQ STOCK MARKET (U.S.)	100	79	56	83	91	93
NASDAQ MEDICAL EQUIPMENT	100	108	87	127	151	168
PEER GROUP	100	121	98	127	153	156

AVAILABLE INFORMATION

A copy of Thoratec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being delivered with this Proxy Statement, but is also available, without charge, upon written request to: Investor Relations, Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588. Additional information concerning Thoratec, including its reports and other submissions filed with the SEC, is available on our website, www.thoratec.com.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to execute and return the accompanying proxy in the envelope that has been enclosed or vote by telephone or through the Internet according to the instructions included with the proxy card.

For the Board of Directors

David A. Lehman
Vice President, General Counsel and Secretary

Pleasanton, California
April 21, 2006

APPENDIX A

THORATEC CORPORATION

AUDIT COMMITTEE CHARTER

Adopted, as amended, February 24, 2006

Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Thoratec Corporation (the “Company”) includes overseeing: (1) the accounting and financial reporting processes of the Company and audits of its financial statements; (2) the Company’s relationship with its independent auditor; and (3) the Company’s system of internal controls.

Composition

The Committee shall be composed of three or more directors, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the director independence and financial literacy requirements of Nasdaq, all as determined by the Board. In addition, no member of the Committee may have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the last three years. At least one member of the Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with Commission rules.

Responsibilities

The Committee is charged by the Board with the responsibility to, among other things:

1. Appoint and provide for the compensation of the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Committee, as representatives of the shareholders.

2. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

5. Receive from the independent auditor reports required by Commission rules and applicable professional standards.

6. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities or on access to required information, and other matters as appropriate.

7. Approve in advance all audit and permissible non-audit services to be provided to the Company by its independent auditor. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

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8. Review the management letter delivered by the independent auditor in connection with the audit.

9. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

10. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q, and review quarterly earnings press releases.

11. Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

12. Receive reports from management and the independent auditor regarding, and review and discuss the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies or material weaknesses in internal controls and significant changes in internal controls reported to the Committee by the independent auditor or management.

13. Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

14. Review the scope and results of internal audits, if any.

15. Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

16. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

17. Provide minutes of Committee meetings to the Board, and report regularly to the Board with respect to the Committee’s activities.

18. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

19. Prepare the Committee report required by Commission regulations to be included in the Company’s annual proxy statement.

20. Establish and oversee a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21. Review and approve all related party transactions, as defined in Nasdaq listing standards.

Meetings

The Committee shall meet at least quarterly, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee shall meet in separate executive sessions, periodically, with each of management, the internal auditor, if any, the independent auditor, and the General Counsel.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage legal counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4. Receive from the Company such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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APPENDIX B

THORATEC CORPORATION

2006 INCENTIVE STOCK PLAN

Approved by Shareholders on May      , 2006
Termination Date: May      , 2016

I.  PURPOSES

1.1  Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

1.2  Available Stock Awards.  The types of stock awards that may be granted under this Plan shall be: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

1.3  General Purpose.  The Company, by means of this new Plan, which will serve as the successor to the Company’s 1997 Stock Option Plan (“1997 Plan”), the Company’s 1996 Stock Option Plan (“1996 Plan”), and the Company’s Nonemployee Directors Stock Option Plan (“Directors 1996 Plan”), seeks to create incentives for eligible Employees (including officers), Directors, and Consultants of the Company, through their participation in the growth in value of the Common Stock of the Company, to accept or continue their employment or other service relationship with the Company, increase their interest in the Company’s welfare, and improve the operations and increase the profits of the Company. The Plan will serve as a replacement for the 1997 Plan, the 1996 Plan, and the Directors 1996 Plan. Stock awards granted under any of these plans shall continue to be governed by the terms of the plan under which the stock award was granted that were in effect on the date of grant of such award.

II.  DEFINITIONS

2.1  “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.2  “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Change of Control” means the occurrence of any of the following events:

(i) Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise;

(ii) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(iii) A merger or consolidation or similar transaction involving the Company;

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors; or

(v) A dissolution or liquidation of the Company.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means a committee of one or more members of the Board (or officers who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

2.7  “Common Stock” means the common shares of the Company.

2.8  “Company” means Thoratec Corporation, a California corporation.

2.9  “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

2.10  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave, or any other personal leave.

2.11  “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.12  “Director” means a member of the Board of Directors of the Company.

2.13  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

2.14  “Eligible Director” means any Director who is not employed by the Company or an Affiliate.

2.15  “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

2.18  “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

2.19  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.20  “Incumbent Directors” shall mean Directors who either (i) are Directors of the Company as of the date the Plan first becomes effective pursuant to Article XVI hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) of Section 2.4, or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company.

2.21  “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.22  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.23  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.25  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.26  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.27  “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.28  “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

2.29  “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 8.6 of the Plan.

2.30  “Performance Share Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units to the extent permitted in the

Participant’s Stock Award Agreement. These Performance Share Units are subject to the provisions of Section 8.7 of the Plan.

2.31  “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.32  “Plan” means this Thoratec Corporation 2006 Incentive Stock Plan.

2.33  “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 8.1 of the Plan.

2.34  “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.35  “Restricted Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement. These Restricted Stock Units are subject to the provisions of Section 8.5 of the Plan.

2.36  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.37  “Securities Act” means the Securities Act of 1933, as amended.

2.38  “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.39  “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Section 1.2.

2.40  “Stock Award Agreement” means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.41  “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.  ADMINISTRATION

3.1  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

3.2  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(v) To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(vi) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Award previously granted by the Board.

(vii) To determine whether Stock Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(viii) To determine whether Stock Awards will be adjusted for Dividend Equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Board, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Stock Award held by such Participant.

(ix) To establish a program whereby Participants designated by the Board can reduce compensation otherwise payable in cash in exchange for Stock Awards under the Plan.

(x) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(xi) To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

3.3  Delegation to Committee.

(i) General.  The Board may delegate administration of the Plan to a Committee or Committees consisting of one or more members of the Board or one or more officers of the Company who are not members of the Board (to the extent allowed by law), and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan, and the Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded.  At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

3.4  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.5  Compliance with Section 16 of Exchange Act.  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

IV.  SHARES SUBJECT TO THE PLAN

4.1  Share Reserve.  Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed Two Million Two Hundred Thousand (2,200,000) shares of Common Stock (“Share Reserve”), provided that each share of Common Stock issued pursuant to a Stock Award shall reduce the Share Reserve by one (1) share. No more than fifty percent (50%) of the Share Reserve may be issued under the terms of a Full-Value Stock Award. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is Two Million Two Hundred Thousand (2,200,000) shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

4.2  Reversion of Shares to the Share Reserve.

(i) If any Stock Award granted under this Plan shall for any reason (A) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (B) be reacquired by the Company prior to vesting, or (C) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired by Participant under such Stock Award shall revert or be added to the Share Reserve and become available for issuance under the Plan; provided, however, that shares of Common Stock shall not revert or be added to the Share Reserve that are (a) tendered in payment of an Option, (b) withheld by the Company to satisfy any tax withholding obligation, or (c) repurchased by the Company with Option proceeds, and provided, further, that shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

(ii) Shares of Common Stock that are not acquired by a holder of a stock award granted under the 1997 Plan, the 1996 Plan, or the Directors 1996 Plan shall not revert or be added to the Share Reserve or become available for issuance under the Plan.

4.3  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.  ELIGIBILITY

5.1  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

5.2  Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.3  Annual Section 162(m) Limitation.  Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights covering more than Three Hundred Fifty Thousand (350,000) shares of Common Stock during any fiscal year; provided that in connection with his or her initial service, an Employee may be granted Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights covering not more than an additional Two Hundred Fifty Thousand (250,000) shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.

5.4.  Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI.  OPTION PROVISIONS

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1  Term.  Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted, and no Option granted to an Eligible Director pursuant to Article VII shall be exercisable after the expiration of five (5) years from the date it was granted.

6.2  Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3  Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4  Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program to the extent permitted by law, (3) reduction of the Company’s liability to the Optionholder, (4) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (5) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash, check, or pursuant to a “same day sale” program.

Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

6.5  Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6  Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7  Vesting Generally.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. If vesting is based on the Participant’s Continuous Service, such Options shall not fully vest in less than three (3) years. If vesting is based on the achievement of performance criteria, such Options shall not fully vest in less than one (1) year. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing provisions of this Section 6.7, Options granted in recognition of a Participant’s long-term Continuous Service may vest fully in periods shorter than those described above or may be fully vested upon grant.

6.8  Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for three (3) months following the termination of the Optionholder’s Continuous Service.

6.9  Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (2) two hundred ten (210) days following the date of termination of the Optionholder’s employment or other service to the Company (and in no event later than the expiration of the term of the Option).

6.10  Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following such termination.

6.11  Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.5 or 6.6 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionholder’s death.

6.12  Early Exercise Generally Not Permitted.  The Company’s general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII.  NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS

In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board, the following Stock Awards.

7.1  Initial Grant.  On the date that a Director commences service on the Board and satisfies the definition of an Eligible Director, an initial grant of restricted stock in the form of a Restricted Stock Bonus award or an award of Restricted Stock Units shall automatically be made to that Eligible Director (the “Initial Grant”). Unless expressly provided in this Article VII, such Initial Grant shall be subject to the applicable provisions of Section 8.1 or Section 8.5, as the case may be. In the absence of an affirmative decision by the Board to the contrary, the Initial Grant shall be in the form of a Restricted Stock Bonus award. The number of shares subject to this Initial Grant shall be Seven Thousand (7,000) shares; provided, however, that prior to the date of grant the Board may, in its sole discretion, provide that a different number of shares shall be subject to this Initial Grant. The other terms governing this Initial Grant shall be as determined by the Board in its sole discretion.. If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

7.2  Annual Grant.  An annual grant of restricted stock in the form of a Restricted Stock Bonus award or an award of Restricted Stock Units (the “Annual Grant”) shall automatically be made to each Director who (1) is re-elected to the Board and (2) is an Eligible Director on the relevant grant date. Unless expressly provided in this Article VII, such Annual Grant shall be subject to the applicable provisions of Section 8.1 or Section 8.5, as the case may be. In the absence of an affirmative decision by the Board to the contrary, the Annual Grant shall be in the form of a Restricted Stock Bonus award. The number of shares subject to this Annual Grant shall be Five Thousand (5,000) shares. The other terms governing this Annual Grant shall be as determined by the Board in its sole discretion. The date of grant of an Annual Grant is the date of the first meeting of the Board following the annual meeting of the Company’s shareholders (even if that Board meeting is held on the same day as the annual meeting of the shareholders).

7.3  Vesting.  Initial Grants and Annual Grants granted pursuant to this Article shall be subject to a share reacquisition right in favor of the Company. Such grants shall vest as to one fourth (1/4) of the total award annually, such that the award is fully vested after four (4) years of Continuous Service. In the event a Director’s Continuous Service terminates, the Company shall automatically reacquire without cost any shares of Common Stock held by the Director that have not vested as of the date of such termination and any unvested Restricted Stock Units shall automatically expire as of the date of such termination.

VIII.  PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

8.1  Restricted Stock Bonus Awards.  Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Restricted Stock Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the California Corporations Code.

(ii) Vesting.  Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board. Absent a provision to the contrary in the Participant’s Restricted Stock Bonus agreement, so long as the Participant remains in Continuous Service with the Company, a Restricted Stock Bonus granted to the Participant shall vest as to one fourth (1/4) of the total Restricted Stock Bonus award on each annual anniversary of the grant date, such that the Restricted Stock Bonus is fully vested after four (4) years of Continuous Service from the grant date. If vesting is based on the Participant’s Continuous Service, such Restricted Stock Bonus shall not fully vest in less than three (3) years. If vesting is based on the achievement of performance criteria, such Restricted Stock Bonus shall not fully vest in less than one (1) year. Notwithstanding the foregoing provisions of this Section 8.1(ii), a Restricted Stock Bonus granted in recognition of a Participant’s long-term continuous service may vest fully in periods shorter than those described above or may be fully vested upon grant.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

8.2  Restricted Stock Purchase Awards.  Each Restricted Stock Purchase Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase Right agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Right agreements need not be identical, but each Restricted Stock Purchase Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.  The purchase price under each Restricted Stock Purchase Right agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase Right agreement. The purchase price shall not be less than one hundred percent (100%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration.  The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Right agreement shall be paid either: (A) in cash or by check at the time of purchase; or (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant to the extent permitted by law.

(iii) Vesting.  The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase Right agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase Right agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Right agreement.

(v) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Purchase Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Right agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase Right agreement remains subject to the terms of the Restricted Stock Purchase Right agreement.

8.3  Stock Appreciation Rights.  Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(i) Stand-Alone SARs.  The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii) Stapled SARs.  The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B) Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of

Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C) The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.4  Phantom Stock Units.  The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i) Phantom Stock Unit awards shall be redeemable by the Participant upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii) The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.5  Restricted Stock Units.  The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. To the extent permitted by the Board in the terms of his or her Restricted Stock Unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permissible by law.

(ii) Vesting.  Vesting shall generally be based on the Participant’s Continuous Service. If vesting is based on the Participant’s Continuous Service, such Restricted Stock Unit award shall not fully vest in less than three (3) years. If vesting is based on the achievement of performance criteria, such Restricted Stock Unit award shall not fully vest in less than one (1) year. Notwithstanding the foregoing provisions of this Section 8.5(ii), a Restricted Stock Unit granted in recognition of a Participant’s long-term Continuous Service may vest fully in periods shorter than those described above.

(iii) Termination of Participant’s Continuous Service.  The unvested portion of the Restricted Stock Unit award shall expire immediately upon the termination of Participant’s Continuous Service.

(iv) Transferability.  Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

8.6  Performance Share Bonus Awards.  Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Performance Share Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the California Corporations Code.

(ii) Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. A Performance Share Bonus shall not fully vest in less than one (1) year. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

8.7  Performance Share Units.  The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. To the extent permitted by the Board in the terms of his or her Performance Share Unit agreement, a Participant may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Unit with cash or other consideration permissible by law.

(ii) Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. The terms of the Performance Share Unit agreement notwithstanding, a Performance Share Unit may not fully vest in less than one (1) year.

(iii) Termination of Participant’ Continuous Service.  The unvested portion of any Performance Share Unit shall expire immediately upon the termination of Participant’s Continuous Service.

(iv) Transferability.  Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

IX.  COVENANTS OF THE COMPANY

9.1  Availability of Shares.  During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9.2  Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X.  USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XI.  CANCELLATION AND RE-GRANT OF OPTIONS

11.1  The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value or, in the case of a Ten Percent Shareholder (as described in Section 5.2 of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies. Prior to the implementation of any such repricing or cancellation of one or more outstanding Options, the Board shall obtain the approval of the shareholders of the Company to the extent required by any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or applicable law.

11.2  Shares subject to an Option cancelled under this Section 11 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.3 of the Plan. The repricing of an Option under this Section 11, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.3 of the Plan. The provisions of this Section 11.2 shall be applicable only to the extent required by Section 162(m) of the Code.

XII.  MISCELLANEOUS

12.1  Acceleration of Exercisability and Vesting.  The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting of any Stock Award granted pursuant to the Plan upon a Change of Control or upon the death, Disability or termination of Continuous Service of the Participant. In furtherance of such power, the Board or Committee may accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in the Stock Award Agreement to the contrary.

12.2  Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

12.3  No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

12.4  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

12.5  Investment Assurances.  The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the

Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

12.6  Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution, or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation or other amounts payable to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unnumbered shares of Common Stock.

12.7  Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Stock Awards granted under this Plan (including, but not limited to, Restricted Stock Units, Phantom Stock Units, and Performance Share Units) shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

XIII.  ADJUSTMENTS UPON CHANGES IN STOCK

13.1  Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Section 5.3 above, and the number of securities subject to Initial Grants and Annual Grants to Eligible Directors under Article VII of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities or other property and price per share of the securities or other property subject to such outstanding Stock Awards. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

13.2  Adjustments Upon a Change of Control.

      (i) In the event of a Change of Control as defined in Section 2.4(i) through 2.4(iv), such as an asset sale, merger, or change in Board composition, then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan or (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards; or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

      (ii) In the event of a Change of Control as defined in Section 2.4(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

XIV.  AMENDMENT OF THE PLAN AND STOCK AWARDS

14.1  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

14.2  Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

14.4  No Material Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.5  Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards subject to and consistent with the terms of the Plan, including Sections 14.1 and 14.2; provided, however, that the rights of the Participant under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XV.  TERMINATION OR SUSPENSION OF THE PLAN

15.1  Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date that the Plan is approved by the shareholders of the Company, as the adoption of the Plan by the Board is conditioned upon such shareholder approval. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.2  No Material Impairment of Rights.  Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVI.  EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately following its approval by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. If the Plan is approved by the shareholders of the Company, the 1997 Plan, the 1996 Plan, and the Directors 1996 Plan shall terminate on the effective date of the Plan. If the Plan is not approved by the shareholders of the Company, the 1997 Plan, the 1996 Plan, and the Directors 1996 Plan shall continue unaffected. No Stock Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan.

XVII.  CHOICE OF LAW

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

ATTN: LEGAL DEPARTMENT 6035 STONERIDGE DRIVE PLEASANTON, CA 94588
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Thoratec Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Thoratec Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	THORA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THORATEC CORPORATION

Vote on Directors

1.	Election of Directors: Name of Nominees: (01) Gerhard F. Burbach (02) Howard E. Chase (03) J. Daniel Cole (04) Neil F. Dimick (05) D. Keith Grossman	(06) J. Donald Hill (07) William M. Hitchcock (08) George W. Holbrook, Jr. (09) Daniel M. Mulvena	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

THE DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ABOVE NOMINEES

Vote on Proposals		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 30, 2006:	☐	☐	☐

THE DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE ABOVE APPOINTMENT OF INDEPENDENT AUDITORS

3.	Approval of the Thoratec Corporation 2006 Stock Incentive Plan:	☐	☐	☐

THE DIRECTORS RECOMMEND A VOTE FOR THE APPROVAL OF THE THORATEC CORPORATION 2006 STOCK INCENTIVE PLAN

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears on the stock records of the Company and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THORATEC CORPORATION
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2006 Annual Meeting of Shareholders to be Held on May 25, 2006
The undersigned, revoking all prior proxies, hereby appoint(s) Gerhard F. Burbach and David A. Lehman, and each of them, with full power of substitution and revocation, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote as set forth below all shares of common stock of THORATEC CORPORATION (the “Company”) which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters located at 6035 Stoneridge Drive, Pleasanton, California 94588, on Thursday, May 25, 2006 at 9:00 a.m., Pacific Daylight Time, and at any postponements or adjournments of that meeting.
WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS IN RESPECT OF THE ELECTION PROPOSAL, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET ACCORDING TO THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD SO THAT THE STOCK MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE